UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 18, 2012

CNA FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 S. Wabash, Chicago, Illinois	60604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (312) 822-5000

NOT APPLICABLE
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
(b) On December 18, 2012, Peter W. Wilson announced his retirement as President and Chief Operating Officer of the Specialty Lines of Registrant, effective December 31, 2012. As of the date of this report, no new compensatory or severance arrangements have been entered into with Mr. Wilson.
(c) On December 21, 2012, Registrant announced the appointment of Mark Herman as President and Chief Operating Officer of the Specialty Lines of Registrant, effective January 1, 2013. In connection with such appointment, Mr. Herman will have an annual salary of $675,000 and is eligible to participate in the CNA Annual Incentive Plan and CNA Long-Term Incentive Plan, each at a target of 125% of his annual base salary. Mr. Herman will also be eligible to participate in Registrant's 401(k) plan and other savings plans, relocation benefit program, country club membership allowance program and health and welfare benefits that are widely available to Registrant's employees. Mr. Herman will serve as an at-will employee of Registrant, with no agreement as to term of service, severance or other guaranteed payments.
There is no family relationship between Mr. Herman and any other executive officer of Registrant, and there is no arrangement or understanding with any other person under which he was appointed. There are no transactions to which Registrant or any of its subsidiaries is a party and in which Mr. Herman has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.
The full text of Registrant's press release announcing the matters described herein is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits:
See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: December 21, 2012	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1
CNA Financial Corporation press release, issued December 21, 2012, announcing retirement of Peter W. Wilson as President and Chief Operating Officer of the Specialty Lines of Registrant, effective December 31, 2012, and the appointment of Mark Herman as Mr. Wilson's successor, effective January 1, 2013

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